EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON D.C. SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO
May 5, 2025
Enviri Corporation
Two Logan Square
100-120 North 18th Street, 17th Floor
Philadelphia, PA 19103

Re:	Registration Statement on Form S-8 Relating to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan

We have acted as counsel to Enviri Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 400,000 shares (the “Shares”) of the Company’s common stock, par value $1.25 per share, which Shares are reserved for issuance pursuant to Amendment No. 3 to the Company’s 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Plan”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with the opinions set forth in this letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

Duane Morris LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196 PHONE: +1 215 979 1000 FAX: +1 215 979 1020

Enviri Corporation
May 5, 2025

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion letter. This opinion letter is limited solely to the federal laws of the United States and the Delaware General Corporation Law as in effect on the date hereof, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the provisions of the Plan, the applicable award agreement, the Registration Statement and the related prospectus, will be legally issued, fully paid and non-assessable.

The opinions set forth above is limited to the laws of the State of Delaware as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP